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                                                                    EXHIBIT 99.1

NEWS RELEASE
COMPUWARE CORPORATION                                           [C0MPUWARE LOGO]
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Corporate Headquarters
One Campus Martius o Detroit, MICHIGAN 48226
(313) 227-7300


FOR IMMEDIATE RELEASE
APRIL 17, 2006

             COMPUWARE ANNOUNCES $125 MILLION STOCK REPURCHASE PLAN

         BOARD AND MANAGEMENT CONFIDENCE IN FUTURE GROWTH SPURS BUYBACK


DETROIT--April 17, 2006--Compuware Corporation (NASDAQ: CPWR) today announced that the company's Board of Directors has authorized the repurchase of up to $125 million of the company's Common Stock. The company will purchase Compuware stock on the open market from time-to-time based upon market and business conditions.


"Compuware's Board of Directors and executive management team have great confidence in the company's growth potential for the current fiscal year and beyond," said Compuware Chairman and CEO Peter Karmanos, Jr. "With many of the company's key organizational changes completed, Compuware has a tremendous opportunity to generate sales momentum across our business in FY '07. We will continue to evaluate a variety of cash-management strategies for investing in the company's growth and delivering value to shareholders."


COMPUWARE CORPORATION

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

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PRESS CONTACT

Lisa Elkin, Vice President, Communications and Investor Relations,
+1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.